Exhibit 99.1

PRESS RELEASE

PacWest Bancorp

(Nasdaq: PACW)

Contact:	Matthew P. Wagner	Patrick J. Rusnak
	President and CEO	Executive Vice President and CFO
Phone:	310-887-8520	714-989-4705

FOR IMMEDIATE RELEASE	April 16, 2019

PACWEST BANCORP ANNOUNCES RESULTS

FOR THE FIRST QUARTER 2019

Highlights

•                  Net Earnings of $112.6 Million, or $0.92 Per Diluted Share

•                  Tax Equivalent Net Interest Margin of 4.69%

•                  Loan and Lease Production of $1.2 Billion; $350 Million of Net Loan Growth

•                  Net Charge-offs Less Than $200 Thousand

•                  Provision for Credit Losses Decreases 67% to $4.0 Million

•                  Core Deposits Represent 84% of Total Deposits

Los Angeles, California . . . PacWest Bancorp (Nasdaq: PACW) today announced net earnings for the first quarter of 2019 of $112.6 million, or $0.92 per diluted share, compared to net earnings for the fourth quarter of 2018 of $115.0 million, or $0.93 per diluted share.

Matt Wagner, President and CEO, commented, “We continue to see the results of our credit de-risking strategy with continued downward trends in net charge-offs and credit loss provision and continued improvement in our credit quality metrics. Our first quarter of 2019 results produced a return on assets of 1.77% and a return on tangible equity of 20.64%.”

Mr. Wagner continued, “We had one of our strongest first quarters in terms of loan production and net loan growth and will work to continue that momentum into the rest of 2019 with an emphasis on core deposit generation. We also received approval to open a full-service branch office in Denver, Colorado and will continue to execute our expansion plans in that market.”

FINANCIAL HIGHLIGHTS

	At or For the			At or For the
	Three Months Ended			Three Months Ended
	March 31,	December 31,	Increase	March 31,		Increase
Financial Highlights	2019	2018	(Decrease)	2019	2018	(Decrease)
	(Dollars in thousands, except per share data)
Net earnings	$112,604	$115,041	$(2,437)	$112,604	$118,276	$(5,672)
Diluted earnings per share	$0.92	$0.93	$(0.01)	$0.92	$0.93	$(0.01)
Return on average assets	1.77%	1.84%	(0.07)	1.77%	1.99%	(0.22)
Return on average tangible equity (1)	20.64%	21.23%	(0.59)	20.64%	21.08%	(0.44)

Net interest margin (“NIM”) (tax equivalent)	4.69%	4.91%	(0.22)	4.69%	5.11%	(0.42)
Yield on average loans and leases (tax equivalent)	6.16%	6.27%	(0.11)	6.16%	6.11%	0.05
Cost of average total deposits	0.73%	0.62%	0.11	0.73%	0.31%	0.42
Efficiency ratio	42.4%	41.7%	0.7	42.4%	41.7%	0.7

Total assets	$26,324,138	$25,731,354	$592,784	$26,324,138	$24,149,330	$2,174,808
Loans and leases held for investment, net of deferred fees	$18,307,697	$17,957,713	$349,984	$18,307,697	$16,455,285	$1,852,412
Noninterest-bearing demand deposits	$7,712,409	$7,888,915	$(176,506)	$7,712,409	$8,232,140	$(519,731)
Core deposits	$16,127,638	$16,346,671	$(219,033)	$16,127,638	$15,661,529	$466,109
Total deposits	$19,285,927	$18,870,501	$415,426	$19,285,927	$18,078,788	$1,207,139

As percentage of total deposits:
Noninterest-bearing demand deposits	40%	42%	(2)	40%	46%	(6)
Core deposits	84%	87%	(3)	84%	87%	(3)

Equity to assets ratio	18.20%	18.75%	(0.55)	18.20%	20.16%	(1.96)
Tangible common equity ratio (1)	9.23%	9.60%	(0.37)	9.23%	10.43%	(1.20)
Book value per share	$39.86	$39.17	$0.69	$39.86	$38.47	$1.39
Tangible book value per share (1)	$18.22	$18.02	$0.20	$18.22	$17.75	$0.47

(1) Non-GAAP measure.

INCOME STATEMENT HIGHLIGHTS

Net Interest Income

Net interest income decreased by $6.9 million to $254.9 million for the first quarter of 2019 compared to $261.8 million for the fourth quarter of 2018 due to interest expense growth exceeding interest income growth and two less days in the first quarter compared to the fourth quarter. Interest expense increased by $8.7 million due mainly to higher deposit costs, offset partially by two less days in the first quarter of 2019. Interest income increased by $1.8 million due primarily to a higher balance of average loans and leases, offset partially by a lower yield on average loans and leases and two less days in the first quarter of 2019.  The tax equivalent yield on average loans and leases was 6.16% for the first quarter of 2019 compared to 6.27% for the fourth quarter of 2018. The decrease in the yield on average loans and leases was due principally to lower discount accretion on acquired loans (seven basis points in the first quarter versus 16 basis points in the fourth quarter).

The tax equivalent NIM was 4.69% for the first quarter of 2019 compared to 4.91% for the fourth quarter of 2018. The decrease in the NIM was due mainly to higher deposit and borrowing costs and a lower yield on average loans and leases.

The cost of average total deposits increased to 0.73% for the first quarter of 2019 from 0.62% for the fourth quarter of 2018. The increase was driven primarily by a shift in our deposit mix with increases in time and money market deposits and lower noninterest-bearing demand deposits along with higher rates paid on deposits in conjunction with the Federal Reserve December rate move.

Provision for Credit Losses

The following table presents details of the provision for credit losses for the periods indicated:

	Three Months Ended
	March 31,	December 31,	Increase
Provision for Credit Losses	2019	2018	(Decrease)
	(In thousands)
Addition to allowance for loan and lease losses	$4,000	$10,500	$(6,500)
Addition to reserve for unfunded loan commitments	—	1,500	(1,500)
Total provision for credit losses	$4,000	$12,000	$(8,000)

Noninterest Income

The following table presents details of noninterest income for the periods indicated:

	Three Months Ended
	March 31,	December 31,	Increase
Noninterest Income	2019	2018	(Decrease)
	(In thousands)
Service charges on deposit accounts	$3,730	$4,091	$(361)
Other commissions and fees	11,008	11,114	(106)
Leased equipment income	9,282	9,384	(102)
Gain on sale of securities	2,161	786	1,375
Other income:
Dividends and gains (losses) on equity investments	296	(1,331)	1,627
Warrant income	2,279	2,187	92
Other	2,308	7,295	(4,987)
Total noninterest income	$31,064	$33,526	$(2,462)

Noninterest income decreased by $2.5 million to $31.1 million for the first quarter of 2019 compared to $33.5 million for the fourth quarter of 2018 due mainly to a $5.0 million decrease in other income, offset partially by an increase of $1.6 million in dividends and gains on equity investments and a $1.4 million increase in gain on sale of securities. Other income decreased due primarily to lower miscellaneous income from borrower settlements and lower BOLI income attributable to a death benefit received in the fourth quarter of 2018.  Dividends and gains on equity investments increased mainly due to negative mark-to-market valuation adjustments in the fourth quarter on equity investments arising from exercised warrants. The increase in gain on sale of securities was attributable to a net gain of $2.2 million on sales of $405.8 million of securities in the first quarter of 2019 as part of a partial portfolio repositioning compared to a net gain of $0.8 million on sales of $70.9 million of securities in the fourth quarter of 2018.

Noninterest Expense

The following table presents details of noninterest expense for the periods indicated:

	Three Months Ended
	March 31,	December 31,	Increase
Noninterest Expense	2019	2018	(Decrease)
	(In thousands)
Compensation	$70,845	$69,299	$1,546
Occupancy	14,320	13,356	964
Data processing	6,925	6,930	(5)
Other professional services	4,513	6,198	(1,685)
Insurance and assessments	4,038	4,202	(164)
Intangible asset amortization	4,870	4,986	(116)
Leased equipment depreciation	5,651	5,758	(107)
Foreclosed assets expense (income), net	29	(311)	340
Acquisition, integration and reorganization costs	618	970	(352)
Loan expense	2,885	2,991	(106)
Other	11,593	14,856	(3,263)
Total noninterest expense	$126,287	$129,235	$(2,948)

Noninterest expense decreased by $2.9 million to $126.3 million for the first quarter of 2019 compared to $129.2 million for the fourth quarter of 2018 attributable primarily to a $3.3 million decrease in other expense and a $1.7 million decrease in other professional services, offset partially by a $1.5 million increase in compensation expense. The decrease in other expense was mainly due to the $2.1 million write-off of the Square 1 Bank trademark asset in the fourth quarter of 2018 as a result of our plan to retire the Square 1 Bank name and increased employee expense in the fourth quarter of 2018 due to executive relocation costs.  Other professional services expense decreased due to lower legal and consulting expenses. Compensation expense increased due to normal seasonal increases in payroll tax and other employee benefit expenses and higher bonus expense, offset partially by lower stock compensation expense, due to an increase in forfeitures, and lower commissions expense.

Income Taxes

The overall effective income tax rate was 27.7% for the first quarter of 2019 and 25.3% for the fourth quarter of 2018.  The fourth quarter 2018 effective tax rate was lower due primarily to a change in the state apportionment method applied by the state of Maryland.  The effective tax rate for the full year 2019 is estimated to be in the range of 27-28%.

BALANCE SHEET HIGHLIGHTS

Loans and Leases

The following table presents roll forwards of loans and leases held for investment, net of deferred fees, for the periods indicated:

	Three Months Ended
Roll Forward of Loans and Leases Held	March 31,	December 31,
for Investment, Net of Deferred Fees (1)	2019	2018
	(Dollars in thousands)
Balance, beginning of period	$17,957,713	$17,230,146
Additions:
Production	1,174,838	1,571,565
Disbursements	1,192,972	1,186,351
Total production and disbursements	2,367,810	2,757,916
Reductions:
Payoffs	(933,300)	(1,070,691)
Paydowns	(1,038,964)	(920,633)
Total payoffs and paydowns	(1,972,264)	(1,991,324)
Sales	(16,936)	—
Transfers to foreclosed assets	(37)	(13,679)
Charge-offs	(3,465)	(25,346)
Transfers to loans held for sale	(25,124)	—
Total reductions	(2,017,826)	(2,030,349)
Balance, end of period	$18,307,697	$17,957,713

Weighted average rate on production (2)	5.11%	5.38%

(1) Includes direct financing leases but excludes equipment leased to others under operating leases.

(2) The weighted average rate on production presents contractual rates on a tax equivalent basis and excludes amortized fees.  Amortized fees added approximately 24 basis points to loan yields in 2019 and 31 basis points to loan yields in 2018.

Loans and leases held for investment, net of deferred fees, increased by $350.0 million, or 8% annualized, in the first quarter of 2019 to $18.3 billion at March 31, 2019.  The net loan growth in the first quarter was primarily from the real estate construction loan class and income producing and other residential loan class, which included $285 million of multi-family loan pool purchases.

The following table presents the composition of loans and leases held for investment, net of deferred fees, as of the dates indicated:

	March 31, 2019		December 31, 2018		March 31, 2018
		% of		% of		% of
Loan and Lease Portfolio (1)	Amount	Total	Amount	Total	Amount	Total
	(In thousands)
Real estate mortgage:
Commercial	$4,640,510	25%	$4,824,298	27%	$5,033,006	31%
Income producing and other residential	3,518,948	19%	3,093,843	17%	2,521,237	15%
Total real estate mortgage	8,159,458	44%	7,918,141	44%	7,554,243	46%
Real estate construction and land:
Commercial	943,596	5%	912,583	5%	789,892	5%
Residential	1,408,128	8%	1,321,073	8%	887,110	5%
Total real estate construction and land	2,351,724	13%	2,233,656	13%	1,677,002	10%
Total real estate	10,511,182	57%	10,151,797	57%	9,231,245	56%
Commercial:
Asset-based	3,422,202	19%	3,305,421	18%	2,957,890	18%
Venture capital	2,027,450	11%	2,038,748	11%	1,920,643	12%
Other commercial	1,974,702	11%	2,060,426	12%	1,947,590	12%
Total commercial	7,424,354	41%	7,404,595	41%	6,826,123	42%
Consumer	372,161	2%	401,321	2%	397,917	2%
Total loans and leases held for investment, net of deferred fees	$18,307,697	100%	$17,957,713	100%	$16,455,285	100%

Total unfunded loan commitments	$7,465,392		$7,528,248		$6,352,803

(1) Excludes loans held for sale carried at lower of cost or fair value at March 31, 2019.

Allowance for Credit Losses

The following tables present roll forwards of the allowance for credit losses for the periods indicated:

	Three Months Ended March 31, 2019
	Allowance for	Reserve for	Total
Allowance for Credit	Loan and	Unfunded Loan	Allowance for
Losses Rollforward	Lease Losses	Commitments	Credit Losses
	(In thousands)
Beginning balance	$132,472	$36,861	$169,333
Charge-offs	(3,465)	—	(3,465)
Recoveries	3,274	—	3,274
Net charge-offs	(191)	—	(191)
Provision	4,000	—	4,000
Ending balance	$136,281	$36,861	$173,142

	Three Months Ended December 31, 2018
	Allowance for	Reserve for	Total
Allowance for Credit	Loan and	Unfunded Loan	Allowance for
Losses Rollforward	Lease Losses	Commitments	Credit Losses
	(In thousands)
Beginning balance	$141,920	$35,361	$177,281
Charge-offs	(25,346)	—	(25,346)
Recoveries	5,398	—	5,398
Net charge-offs	(19,948)	—	(19,948)
Provision	10,500	1,500	12,000
Ending balance	$132,472	$36,861	$169,333

The allowance for credit losses as a percentage of loans and leases held for investment increased to 0.95% at March 31, 2019 from 0.94% at December 31, 2018.

Gross charge-offs for the first quarter of 2019 were $3.5 million and were primarily for other commercial loans.  Gross charge-offs for the fourth quarter of 2018 were $25.3 million and included $23.4 million for venture capital loans, of which $20.0 million related to two loans, and $1.7 million for other commercial loans.  Recoveries for the first quarter of 2019 were $3.3 million and included $2.3 million for venture capital loans and $0.8 million for other commercial loans. Recoveries for the fourth quarter of 2018 were $5.4 million and included $3.1 million for venture capital loans and $1.7 million for other commercial loans.

For the first quarter of 2019 and fourth quarter of 2018, annualized net charge-offs to average loans and leases were 0.00% and 0.46%.

Deposits and Client Investment Funds

The following table presents the composition of our deposit portfolio as of the dates indicated:

	March 31, 2019		December 31, 2018		March 31, 2018
		% of		% of		% of
Deposit Composition	Amount	Total	Amount	Total	Amount	Total
	(Dollars in thousands)
Noninterest-bearing demand	$7,712,409	40%	$7,888,915	42%	$8,232,140	46%
Interest checking	3,163,228	16%	2,842,463	15%	2,076,152	11%
Money market	4,714,078	25%	5,043,871	27%	4,676,734	26%
Savings	537,923	3%	571,422	3%	676,503	4%
Total core deposits	16,127,638	84%	16,346,671	87%	15,661,529	87%
Non-core non-maturity deposits	454,277	2%	518,192	3%	585,399	3%
Total non-maturity deposits	16,581,915	86%	16,864,863	90%	16,246,928	90%
Time deposits $250,000 and under	2,258,989	12%	1,593,453	8%	1,482,118	8%
Time deposits over $250,000	445,023	2%	412,185	2%	349,742	2%
Total time deposits	2,704,012	14%	2,005,638	10%	1,831,860	10%
Total deposits	$19,285,927	100%	$18,870,501	100%	$18,078,788	100%

At March 31, 2019, core deposits totaled $16.1 billion, or 84% of total deposits, including $7.7 billion of noninterest-bearing demand deposits, or 40% of total deposits.

In addition to deposit products, we also offer alternative non-depository cash investment options for select clients; these alternatives include investments managed by Square 1 Asset Management, Inc. (“S1AM”), our registered investment advisor subsidiary, and third-party sweep products.  Total off-balance sheet client investment funds at March 31, 2019 were $2.2 billion, of which $1.6 billion was managed by S1AM.

CREDIT QUALITY

The following table presents loan and lease credit quality metrics as of the dates indicated:

	March 31,	December 31,	Increase
Credit Quality Metrics	2019	2018	(Decrease)
	(Dollars in thousands)
NPAs and Performing TDRs:
Nonaccrual loans and leases held for investment (1)(2)	$88,527	$79,333	$9,194
Accruing loans contractually past due 90 days or more	—	—	—
Foreclosed assets, net	3,291	5,299	(2,008)
Total nonperforming assets (“NPAs”)	$91,818	$84,632	$7,186

Nonaccrual loans and leases held for investment to loans and leases held for investment	0.48%	0.44%
Nonperforming assets to loans and leases held for investment and foreclosed assets	0.50%	0.47%

Nonaccrual loans and leases held for investment (1)(2)	$88,527	$79,333	$9,194
Performing TDRs held for investment	17,027	17,701	(674)
Total impaired loans and leases	$105,554	$97,034	$8,520

Loan and Lease Credit Risk Ratings:
Pass	$17,824,612	$17,459,205	$365,407
Special mention	292,780	261,398	31,382
Classified (1)	190,305	237,110	(46,805)
Total loans and leases held for investment, net of deferred fees	$18,307,697	$17,957,713	$349,984

Classified loans and leases held for investment to loans and leases held for investment	1.04%	1.32%

Allowance for Credit Losses:
Allowance for credit losses	$173,142	$169,333	$3,809
Provision for credit losses (for the quarter)	$4,000	$12,000	$(8,000)
Net charge-offs (for the quarter)	$191	$19,948	$(19,757)
Net charge-offs to average loans and leases (for the quarter)	0.00%	0.46%
Allowance for credit losses to loans and leases held for investment	0.95%	0.94%
Allowance for credit losses to nonaccrual loans and leases held for investment	195.6%	213.5%

(1) Excludes loans held for sale carried at lower of cost or fair value at March 31, 2019.

(2) Nonaccrual loans include guaranteed amounts of $10.2 million at March 31, 2019 and $11.2 million at December 31, 2018.

Nonaccrual, classified, and special mention loans and leases fluctuate from period to period as a result of loan repayments and our ongoing active portfolio monitoring.

During the first quarter of 2019, nonaccrual loans and leases increased $9.2 million from what was a five-year low as of December 31, 2018, while classified loans and leases decreased by $46.8 million driven primarily by the payoff of a $30 million commercial real estate mortgage loan.

The following table presents nonaccrual loans and leases and accruing loans and leases past due between 30 and 89 days by portfolio segment and class as of the dates indicated:

	Nonaccrual Loans and Leases (1)				Accruing and
	March 31, 2019		December 31, 2018		30-89 Days Past Due
		% of		% of	March 31,	December 31,
		Loan		Loan	2019	2018
	Amount	Category	Amount	Category	Amount	Amount
	(Dollars in thousands)
Real estate mortgage:
Commercial	$12,750	0.3%	$15,321	0.3%	$6,863	$3,276
Income producing and other residential	2,444	0.1%	2,524	0.1%	1,853	1,557
Total real estate mortgage	15,194	0.2%	17,845	0.2%	8,716	4,833
Real estate construction and land:
Commercial	430	0.0%	442	0.0%	—	—
Residential	—	0.0%	—	0.0%	8,949	1,527
Total real estate construction and land	430	0.0%	442	0.0%	8,949	1,527
Commercial:
Asset-based	43,406	1.3%	32,324	1.0%	3,750	47
Venture capital	20,437	1.0%	20,299	1.0%	4,500	1,028
Other commercial	8,633	0.4%	7,380	0.4%	1,694	2,467
Total commercial	72,476	1.0%	60,003	0.8%	9,944	3,542
Consumer	427	0.1%	1,043	0.3%	614	581
Total held for investment	$88,527	0.5%	$79,333	0.4%	$28,223	$10,483

(1) Excludes loans held for sale carried at lower of cost or fair value at March 31, 2019.

STOCK REPURCHASE PROGRAM

In February 2019, the Company announced a new stock repurchase program with an authorized repurchase amount not to exceed $225 million and with a program maturity of February 29, 2020.  During the first quarter of 2019, we repurchased 3,070,676 shares at an average price of $38.94 and a total cost of $119.6 million, of which $65.4 million was under the new plan, leaving $159.6 million remaining under the plan as of March 31, 2019.

ABOUT PACWEST BANCORP

PacWest Bancorp (“PacWest”) is a bank holding company with over $26 billion in assets with one wholly-owned banking subsidiary, Pacific Western Bank (the “Bank”). The Bank has 74 full-service branches located throughout the state of California and one branch in Durham, North Carolina. Our Community Banking group provides lending and comprehensive deposit and treasury management services to small and medium-sized businesses conducted primarily through our California-based branch offices. We offer additional products and services through our National Lending and Venture Banking groups. National Lending provides asset-based, equipment, real estate and security cash flow loans and treasury management services to established middle-market businesses on a national basis. Venture Banking offers a comprehensive suite of financial services focused on entrepreneurial businesses and their venture capital and private equity investors, with offices located in key innovative hubs across the United States.  For more information about PacWest Bancorp, visit www.pacwestbancorp.com, or to learn more about Pacific Western Bank, visit www.pacificwesternbank.com.

FORWARD LOOKING STATEMENTS

This communication contains certain forward-looking information about PacWest that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Such statements include future financial and operating results, expectations, intentions and other statements that are not historical facts. Such statements are based on information available at the time of this communication and are based on current beliefs and expectations of the Company’s management and are subject to significant risks, uncertainties and contingencies, many of which are beyond our control. Actual results may differ materially from those set forth in the forward-looking statements due to a variety of factors, including the risk factors described in documents filed by the Company with the Securities and Exchange Commission.

We are under no obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

	March 31,	December 31,
	2019	2018
	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$224,758	$175,830
Interest-earning deposits in financial institutions	332,124	209,937
Total cash and cash equivalents	556,882	385,767

Securities available-for-sale, at estimated fair value	3,994,708	4,009,431
Federal Home Loan Bank stock, at cost	29,430	32,103
Total investment securities	4,024,138	4,041,534

Loans held for sale	25,124	—

Gross loans and leases held for investment	18,371,295	18,026,365
Deferred fees, net	(63,598)	(68,652)
Total loans and leases held for investment, net of deferred fees	18,307,697	17,957,713
Allowance for loan and lease losses	(136,281)	(132,472)
Total loans and leases held for investment, net	18,171,416	17,825,241

Equipment leased to others under operating leases	293,853	292,677
Premises and equipment, net	37,783	34,661
Foreclosed assets, net	3,291	5,299
Deferred tax asset, net	—	17,489
Goodwill	2,548,670	2,548,670
Core deposit and customer relationship intangibles, net	52,250	57,120
Other assets	610,731	522,896
Total assets	$26,324,138	$25,731,354

LIABILITIES:
Noninterest-bearing deposits	$7,712,409	$7,888,915
Interest-bearing deposits	11,573,518	10,981,586
Total deposits	19,285,927	18,870,501
Borrowings	1,481,087	1,371,114
Subordinated debentures	454,458	453,846
Accrued interest payable and other liabilities	311,684	210,305
Total liabilities	21,533,156	20,905,766
STOCKHOLDERS’ EQUITY (1)	4,790,982	4,825,588
Total liabilities and stockholders’ equity	$26,324,138	$25,731,354

Book value per share	$39.86	$39.17
Tangible book value per share (2)	$18.22	$18.02
Shares outstanding	120,201,149	123,189,833

(1) Includes net unrealized gain (loss) on securities available-for-sale, net	$37,258	$(6,075)
(2) Non-GAAP measure.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$274,229	$272,522	$251,085
Investment securities	29,680	29,690	26,138
Deposits in financial institutions	650	527	552
Total interest income	304,559	302,739	277,775

Interest expense:
Deposits	34,235	28,834	13,818
Borrowings	7,710	4,602	920
Subordinated debentures	7,738	7,538	6,537
Total interest expense	49,683	40,974	21,275

Net interest income	254,876	261,765	256,500
Provision for credit losses	4,000	12,000	4,000
Net interest income after provision for credit losses	250,876	249,765	252,500

Noninterest income:
Service charges on deposit accounts	3,730	4,091	4,174
Other commissions and fees	11,008	11,114	10,265
Leased equipment income	9,282	9,384	9,587
Gain on sale of loans and leases	—	—	4,569
Gain on sale of securities	2,161	786	6,311
Other income	4,883	8,151	3,653
Total noninterest income	31,064	33,526	38,559

Noninterest expense:
Compensation	70,845	69,299	71,023
Occupancy	14,320	13,356	13,223
Data processing	6,925	6,930	6,659
Other professional services	4,513	6,198	4,439
Insurance and assessments	4,038	4,202	5,727
Intangible asset amortization	4,870	4,986	6,346
Leased equipment depreciation	5,651	5,758	5,375
Foreclosed assets expense (income), net	29	(311)	(122)
Acquisition, integration and reorganization costs	618	970	—
Loan expense	2,885	2,991	2,271
Other expense	11,593	14,856	12,454
Total noninterest expense	126,287	129,235	127,395

Earnings before income taxes	155,653	154,056	163,664
Income tax expense	43,049	39,015	45,388
Net earnings	$112,604	$115,041	$118,276

Basic and diluted earnings per share	$0.92	$0.93	$0.93
Dividends declared and paid per share	$0.60	$0.60	$0.50

PACWEST BANCORP AND SUBSIDIARIES

NET EARNINGS PER SHARE CALCULATIONS

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
	(In thousands, except per share data)
Basic Earnings Per Share:
Net earnings	$112,604	$115,041	$118,276
Less: earnings allocated to unvested restricted stock (1)	(1,163)	(1,219)	(1,115)
Net earnings allocated to common shares	$111,441	$113,822	$117,161

Weighted-average basic shares and unvested restricted stock outstanding	122,227	123,238	127,487
Less: weighted-average unvested restricted stock outstanding	(1,352)	(1,426)	(1,413)
Weighted-average basic shares outstanding	120,875	121,812	126,074

Basic earnings per share	$0.92	$0.93	$0.93

Diluted Earnings Per Share:
Net earnings allocated to common shares	$111,441	$113,822	$117,161

Weighted-average basic shares outstanding	120,875	121,812	126,074

Diluted earnings per share	$0.92	$0.93	$0.93

(1)    Represents cash dividends paid to holders of unvested stock, net of forfeitures, plus undistributed earnings amounts available to holders of unvested restricted stock, if any.

PACWEST BANCORP AND SUBSIDIARIES

AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	March 31, 2019			December 31, 2018			March 31, 2018
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost	Balance	Expense	Cost
	(Dollars in thousands)
Assets:
Loans and leases (1)(2)	$18,064,230	$274,513	6.16%	$17,275,343	$272,824	6.27%	$16,682,124	$251,260	6.11%
Investment securities (3)	3,968,531	30,572	3.12%	3,899,520	30,992	3.15%	3,682,138	27,935	3.08%
Deposits in financial institutions	111,950	650	2.35%	94,500	527	2.21%	150,674	552	1.49%
Total interest-earning assets (1)	22,144,711	305,735	5.60%	21,269,363	304,343	5.68%	20,514,936	279,747	5.53%
Other assets	3,631,238			3,515,099			3,556,212
Total assets	$25,775,949			$24,784,462			$24,071,148

Liabilities and Stockholders’ Equity:
Interest checking	$3,041,822	9,321	1.24%	$2,785,702	7,932	1.13%	$2,311,988	3,050	0.54%
Money market	5,274,987	14,908	1.15%	5,107,468	13,621	1.06%	5,038,119	6,812	0.55%
Savings	553,032	242	0.18%	597,259	273	0.18%	685,173	258	0.15%
Time	2,286,932	9,764	1.73%	1,932,332	7,008	1.44%	1,923,963	3,698	0.78%
Total interest-bearing deposits	11,156,773	34,235	1.24%	10,422,761	28,834	1.10%	9,959,243	13,818	0.56%
Borrowings	1,218,319	7,710	2.57%	764,039	4,602	2.39%	239,293	920	1.56%
Subordinated debentures	454,203	7,738	6.91%	452,998	7,538	6.60%	461,648	6,537	5.74%
Total interest-bearing liabilities	12,829,295	49,683	1.57%	11,639,798	40,974	1.40%	10,660,184	21,275	0.81%
Noninterest-bearing demand deposits	7,783,652			8,163,699			8,311,104
Other liabilities	347,037			222,564			198,653
Total liabilities	20,959,984			20,026,061			19,169,941
Stockholders’ equity	4,815,965			4,758,401			4,901,207
Total liabilities and stockholders’ equity	$25,775,949			$24,784,462			$24,071,148
Net interest income (1)		$256,052			$263,369			$258,472
Net interest spread (1)			4.03%			4.28%			4.72%
Net interest margin (1)			4.69%			4.91%			5.11%

Total deposits (4)	$18,940,425	$34,235	0.73%	$18,586,460	$28,834	0.62%	$18,270,347	$13,818	0.31%

(1) Tax equivalent.

(2) Includes discount accretion on acquired loans of $3.0 million, $6.9 million, and $7.6 million for the three months ended March 31, 2019, December 31, 2018, and March 31, 2018, respectively.

(3) Includes tax-equivalent adjustments of $0.9 million, $1.3 million, and $1.8 million for the three months ended March 31, 2019, December 31, 2018, and March 31, 2018 related to tax-exempt income on investment securities. The federal statutory tax rate utilized was 21%.

(4) Total deposits is the sum of total interest-bearing deposits and noninterest-bearing demand deposits.  The cost of total deposits is calculated as annualized interest expense on total deposits divided by average total deposits.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER BALANCE SHEET

	March 31,	December 31,	September 30,	June 30,	March 31,
	2019	2018	2018	2018	2018
	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$224,758	$175,830	$196,502	$245,998	$235,061
Interest-earning deposits in financial institutions	332,124	209,937	185,284	205,567	312,735
Total cash and cash equivalents	556,882	385,767	381,786	451,565	547,796

Securities available-for-sale	3,994,708	4,009,431	3,820,333	3,857,788	3,801,986
Federal Home Loan Bank stock	29,430	32,103	31,077	26,271	17,250
Total investment securities	4,024,138	4,041,534	3,851,410	3,884,059	3,819,236

Loans held for sale	25,124	—	—	—	—

Gross loans and leases held for investment	18,371,295	18,026,365	17,295,589	16,947,502	16,516,627
Deferred fees, net	(63,598)	(68,652)	(65,443)	(62,310)	(61,342)
Total loans and leases held for investment, net of deferred fees	18,307,697	17,957,713	17,230,146	16,885,192	16,455,285
Allowance for loan and lease losses	(136,281)	(132,472)	(141,920)	(132,139)	(134,275)
Total loans and leases held for investment, net	18,171,416	17,825,241	17,088,226	16,753,053	16,321,010

Equipment leased to others under operating leases	293,853	292,677	275,707	266,576	280,648
Premises and equipment, net	37,783	34,661	34,012	34,513	33,686
Foreclosed assets, net	3,291	5,299	4,407	2,231	1,236
Deferred tax asset, net	—	17,489	41,280	25,551	12,584
Goodwill	2,548,670	2,548,670	2,548,670	2,548,670	2,548,670
Core deposit and customer relationship intangibles, net	52,250	57,120	62,106	67,693	73,280
Other assets	610,731	522,896	494,522	495,646	511,184
Total assets	$26,324,138	$25,731,354	$24,782,126	$24,529,557	$24,149,330

LIABILITIES:
Noninterest-bearing deposits	$7,712,409	$7,888,915	$7,834,480	$8,126,153	$8,232,140
Interest-bearing deposits	11,573,518	10,981,586	10,045,063	9,803,039	9,846,648
Total deposits	19,285,927	18,870,501	17,879,543	17,929,192	18,078,788
Borrowings	1,481,087	1,371,114	1,513,166	1,187,226	575,284
Subordinated debentures	454,458	453,846	452,944	451,878	452,223
Accrued interest payable and other liabilities	311,684	210,305	194,788	183,302	175,545
Total liabilities	21,533,156	20,905,766	20,040,441	19,751,598	19,281,840
STOCKHOLDERS’ EQUITY (1)	4,790,982	4,825,588	4,741,685	4,777,959	4,867,490
Total liabilities and stockholders’ equity	$26,324,138	$25,731,354	$24,782,126	$24,529,557	$24,149,330

Book value per share	$39.86	$39.17	$38.46	$38.36	$38.47
Tangible book value per share (2)	$18.22	$18.02	$17.28	$17.35	$17.75
Shares outstanding	120,201,149	123,189,833	123,283,450	124,567,950	126,537,871

(1) Includes net unrealized gain (loss) on securities available-for-sale, net	$37,258	$(6,075)	$(43,854)	$(22,340)	$(11,936)
(2) Non-GAAP measure.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER STATEMENT OF EARNINGS

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2019	2018	2018	2018	2018
	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$274,229	$272,522	$264,062	$260,300	$251,085
Investment securities	29,680	29,690	28,061	27,730	26,138
Deposits in financial institutions	650	527	519	484	552
Total interest income	304,559	302,739	292,642	288,514	277,775

Interest expense:
Deposits	34,235	28,834	21,121	16,367	13,818
Borrowings	7,710	4,602	3,814	2,649	920
Subordinated debentures	7,738	7,538	7,390	7,166	6,537
Total interest expense	49,683	40,974	32,325	26,182	21,275

Net interest income	254,876	261,765	260,317	262,332	256,500
Provision for credit losses	4,000	12,000	11,500	17,500	4,000
Net interest income after provision for credit losses	250,876	249,765	248,817	244,832	252,500

Noninterest income:
Service charges on deposit accounts	3,730	4,091	3,979	4,265	4,174
Other commissions and fees	11,008	11,114	12,397	11,767	10,265
Leased equipment income	9,282	9,384	9,120	9,790	9,587
Gain on sale of loans and leases	—	—	—	106	4,569
Gain on sale of securities	2,161	786	826	253	6,311
Other income	4,883	8,151	10,590	13,457	3,653
Total noninterest income	31,064	33,526	36,912	39,638	38,559

Noninterest expense:
Compensation	70,845	69,299	72,333	69,913	71,023
Occupancy	14,320	13,356	13,069	13,575	13,223
Data processing	6,925	6,930	6,740	6,896	6,659
Other professional services	4,513	6,198	6,058	5,257	4,439
Insurance and assessments	4,038	4,202	5,446	5,330	5,727
Intangible asset amortization	4,870	4,986	5,587	5,587	6,346
Leased equipment depreciation	5,651	5,758	5,001	5,237	5,375
Foreclosed assets expense (income), net	29	(311)	(257)	(61)	(122)
Acquisition, integration and reorganization costs	618	970	800	—	—
Loan expense	2,885	2,991	2,249	3,058	2,271
Other expense	11,593	14,856	11,127	11,657	12,454
Total noninterest expense	126,287	129,235	128,153	126,449	127,395

Earnings before income taxes	155,653	154,056	157,576	158,021	163,664
Income tax expense	43,049	39,015	41,289	42,286	45,388
Net earnings	$112,604	$115,041	$116,287	$115,735	$118,276

Basic and diluted earnings per share	$0.92	$0.93	$0.94	$0.92	$0.93
Dividends declared and paid per share	$0.60	$0.60	$0.60	$0.60	$0.50

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2019	2018	2018	2018	2018
	(Dollars in thousands)
Performance Ratios:
Return on average assets (1)	1.77%	1.84%	1.89%	1.93%	1.99%
Return on average equity (1)	9.48%	9.59%	9.72%	9.61%	9.79%
Return on average tangible equity (1)(2)	20.64%	21.23%	21.61%	20.98%	21.08%

Yield on average loans and leases (1)(3)	6.16%	6.27%	6.20%	6.30%	6.11%
Yield on average interest-earning assets (1)(3)	5.60%	5.68%	5.60%	5.70%	5.53%
Cost of average interest-bearing deposits (1)	1.24%	1.10%	0.83%	0.68%	0.56%
Cost of average total deposits (1)	0.73%	0.62%	0.46%	0.37%	0.31%
Cost of average interest-bearing liabilities (1)	1.57%	1.40%	1.14%	0.98%	0.81%
Net interest spread (1)(3)	4.03%	4.28%	4.46%	4.72%	4.72%
Net interest margin (1)(3)	4.69%	4.91%	4.99%	5.18%	5.11%

Efficiency ratio	42.4%	41.7%	40.9%	39.8%	41.7%
Noninterest expense as a percentage of average assets (1)	1.99%	2.07%	2.09%	2.11%	2.15%

Average Balances:
Loans and leases, net of deferred fees	$18,064,230	$17,275,343	$16,913,792	$16,576,361	$16,682,124
Interest-earning assets	22,144,711	21,269,363	20,866,478	20,492,121	20,514,936
Total assets	25,775,949	24,784,462	24,357,771	23,999,637	24,071,148
Noninterest-bearing deposits	7,783,652	8,163,699	8,120,306	8,253,413	8,311,104
Interest-bearing deposits	11,156,773	10,422,761	10,111,927	9,703,611	9,959,243
Total deposits	18,940,425	18,586,460	18,232,233	17,957,024	18,270,347
Borrowings	1,218,319	764,039	720,449	549,665	239,293
Subordinated debentures	454,203	452,998	452,312	451,973	461,648
Interest-bearing liabilities	12,829,295	11,639,798	11,284,688	10,705,249	10,660,184
Stockholders’ equity	4,815,965	4,758,401	4,748,819	4,832,480	4,901,207

(1) Annualized.

(2) Non-GAAP measure.

(3) Tax equivalent.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2019	2018	2018	2018	2018
	(Dollars in thousands)
Credit Quality Ratios:
Nonaccrual loans and leases held for investment to loans and leases held for investment	0.48%	0.44%	0.66%	0.67%	0.63%
Nonperforming assets to loans and leases held for investment and foreclosed assets	0.50%	0.47%	0.68%	0.69%	0.64%
Classified loans and leases held for investment to loans and leases held for investment	1.04%	1.32%	1.51%	1.40%	1.26%
Trailing 12 months net charge-offs to average loans and leases held for investment	0.22%	0.26%	0.28%	0.28%	0.31%
Allowance for credit losses to loans and leases held for investment	0.95%	0.94%	1.03%	0.99%	1.02%
Allowance for credit losses to nonaccrual loans and leases held for investment	195.6%	213.5%	156.9%	147.3%	161.1%

PacWest Bancorp Consolidated
Capital:
Tier 1 leverage ratio (1)	9.38%	10.13%	10.10%	10.33%	10.66%
Common equity tier 1 capital ratio (1)	9.48%	10.01%	10.18%	10.59%	11.16%
Tier 1 capital ratio (1)	9.48%	10.01%	10.18%	10.59%	11.16%
Total capital ratio (1)	12.15%	12.72%	13.03%	13.48%	14.11%
Risk-weighted assets (1)	$22,939,074	$22,525,096	$21,650,542	$20,929,325	$20,523,487

Equity to assets ratio	18.20%	18.75%	19.13%	19.48%	20.16%
Tangible common equity ratio (2)	9.23%	9.60%	9.61%	9.86%	10.43%
Book value per share	$39.86	$39.17	$38.46	$38.36	$38.47
Tangible book value per share (2)	$18.22	$18.02	$17.28	$17.35	$17.75

Pacific Western Bank Capital:
Tier 1 leverage ratio (1)	10.57%	10.80%	10.78%	11.11%	11.33%
Common equity tier 1 capital ratio (1)	10.69%	10.68%	10.87%	11.40%	11.86%
Tier 1 capital ratio (1)	10.69%	10.68%	10.87%	11.40%	11.86%
Total capital ratio (1)	11.45%	11.44%	11.69%	12.21%	12.67%

(1) Capital information for March 31, 2019 is preliminary.

(2) Non-GAAP measure.

GAAP TO NON-GAAP RECONCILIATIONS

This press release contains certain non-GAAP financial disclosures for: (1) return on average tangible equity, (2) tangible common equity ratio, and (3) tangible book value per share. The Company uses these non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance.  In particular, the use of return on average tangible equity, tangible common equity ratio, and tangible book value per share is prevalent among banking regulators, investors and analysts.  Accordingly, we disclose the non-GAAP measures in addition to the related GAAP measures of: (1) return on average equity, (2) equity to assets ratio, and (3) book value per share.

The tables below present the reconciliations of these GAAP financial measures to the related non-GAAP financial measures:

	Three Months Ended
	March 31,	December 31,	March 31,
Return on Average Tangible Equity	2019	2018	2018
	(Dollars in thousands)
Net earnings	$112,604	$115,041	$118,276

Average stockholders’ equity	$4,815,965	$4,758,401	$4,901,207
Less: Average intangible assets	2,603,842	2,608,497	2,625,593
Average tangible common equity	$2,212,123	$2,149,904	$2,275,614

Return on average equity (1)	9.48%	9.59%	9.79%
Return on average tangible equity (2)	20.64%	21.23%	21.08%

(1) Annualized net earnings divided by average stockholders’ equity.

(2) Annualized net earnings divided by average tangible common equity.

Tangible Common Equity Ratio/	March 31,	December 31,	September 30,	June 30,	March 31,
Tangible Book Value Per Share	2019	2018	2018	2018	2018
	(Dollars in thousands, except per share data)
Stockholders’ equity	$4,790,982	$4,825,588	$4,741,685	$4,777,959	$4,867,490
Less: Intangible assets	2,600,920	2,605,790	2,610,776	2,616,363	2,621,950
Tangible common equity	$2,190,062	$2,219,798	$2,130,909	$2,161,596	$2,245,540

Total assets	$26,324,138	$25,731,354	$24,782,126	$24,529,557	$24,149,330
Less: Intangible assets	2,600,920	2,605,790	2,610,776	2,616,363	2,621,950
Tangible assets	$23,723,218	$23,125,564	$22,171,350	$21,913,194	$21,527,380

Equity to assets ratio	18.20%	18.75%	19.13%	19.48%	20.16%
Tangible common equity ratio (1)	9.23%	9.60%	9.61%	9.86%	10.43%

Book value per share	$39.86	$39.17	$38.46	$38.36	$38.47
Tangible book value per share (2)	$18.22	$18.02	$17.28	$17.35	$17.75
Shares outstanding	120,201,149	123,189,833	123,283,450	124,567,950	126,537,871

(1) Tangible common equity divided by tangible assets.

(2) Tangible common equity divided by shares outstanding.